EXHIBIT 99.1

American Express Credit Corporation
Selected Statistical Information
(unaudited)
		Quarters Ended		Year Ended
	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006
Historical, as reported:
Cardmember receivables:
90 days past due as a % of total (A)	2.6%	2.0%	2.0%	2.1%
Loss reserves as a % of 90 days past due (A)	107%	125%	146%	128%

		Quarters Ended		Year Ended
	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006
Revised:
Cardmember receivables:
90 days past due as a % of total (A)	3.3%	3.1%	3.6%	3.3%
Loss reserves as a % of 90 days past due (A)	84%	82%	84%	80%

		Quarters Ended		Year Ended
	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2005
Historical, as reported:
Cardmember receivables:
90 days past due as a % of total (A)	1.9%	1.9%	2.2%	1.7%
Loss reserves as a % of 90 days past due (A)	150%	149%	124%	159%

		Quarters Ended		Year Ended
	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2005
Revised:
Cardmember receivables:
90 days past due as a % of total (A)	3.1%	2.9%	3.2%	3.3%
Loss reserves as a % of 90 days past due (A)	88%	99%	85%	84%

(A) The Company will revise the method of reporting certain credit statistics related to the charge card business to better align these metrics with the way the Company manages credit risk as well as to align such credit statistics with the method used for reporting the Company’s lending activities. Historically, the credit statistics for the charge card business have been presented using the portion of the account balance that was 90 days past due or more. However, the Company’s practices for managing credit risk and establishing reserves for uncollectible amounts consider the entire amounts of customer accounts for those accounts which have any portion that is past due by 90 days or more.

The Company has determined that the disclosure of credit statistics for the charge card business in a manner consistent with the internal methodology used for reserving practices is preferable. Because the Company’s existing risk management assessments already utilize this methodology, the level of reserves has not been changed. The new statistics do not indicate a change in management’s view of the Company’s underlying credit quality, risk profile or adequacy of reserves. Revised historical statistics using this new reporting method are presented above.

American Express Company
Computation in Support of Ratio of Earnings to Fixed Charges
(unaudited)

(Millions)

	Years Ended December 31,
	2006	2005	2004	2003
Historical, as reported:
Earnings:
Pretax income from continuing operations	$5,328	$4,248	$3,831	$3,415
Interest expense	2,880	2,168	1,659	1,606
Other adjustments	139	150	151	154
Total earnings (a)	$8,347	$6,566	$5,641	$5,175
Fixed charges:
Interest expense	$2,880	$2,168	$1,659	$1,606
Other adjustments	106	151	145	139
Total fixed charges (b)	$2,986	$2,319	$1,804	$1,745

Ratio of earnings to fixed charges (a/b)	2.80	2.83	3.13	2.97

Adjustments:
Earnings:
Pretax income from continuing operations	$-	$-	$-	$-
Interest expense	252	156	171	122
Other adjustments	-	-	-	-
Total earnings	$252	$156	$171	$122
Fixed charges:
Interest expense	$252	$156	$171	$122
Other adjustments	-	-	-	-
Total fixed charges	$252	$156	$171	$122

Revised:
Earnings:
Pretax income from continuing operations	$5,328	$4,248	$3,831	$3,415
Interest expense	3,132	2,324	1,830	1,728
Other adjustments	139	150	151	154
Total earnings (a)	$8,599	$6,722	$5,812	$5,297
Fixed charges:
Interest expense	$3,132	$2,324	$1,830	$1,728
Other adjustments	106	151	145	139
Total fixed charges (b)	$3,238	$2,475	$1,975	$1,867

Ratio of earnings to fixed charges (a/b)	2.66	2.72	2.94	2.84

Included in interest expense in the above computation is interest expense related to cardmember lending activities, international banking operations, and charge card and other activities in the Consolidated Statements of Income.

For purposes of the "earnings" computation, "other adjustments" include adding the amortization of capitalized interest, the net loss of affiliates accounted for under the equity method whose debt is not guaranteed by American Express Company, the minority interest in the earnings of majority-owned subsidiaries with fixed charges, and the interest component of rental expense and subtracting undistributed net income of affiliates accounted for under the equity method.

For purposes of the "fixed charges" computation, "other adjustments" include capitalized interest costs and the interest component of rental expense.